Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

HYCROFT MINING HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Fees	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to be paid	Equity	Class A Common Stock, par value $0.0001 per share	457(o)	(1)	(1)	(1)
Fees to be paid	Equity	Preferred Stock, par value $0.0001 per share	457(o)	(1)	(1)	(1)
Fees to be paid	Debt	Debt Securities	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Warrants (2)	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Rights (3)	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Depositary Shares (4)	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Stock Purchase Contracts (5)	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Stock Purchase Units (5)	457(o)	(1)	(1)	(1)
Fees to be paid	Other	Units (6)	457(o)	(1)	(1)	(1)
Fees to be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$350,000,000(1)	0.0001476	$51,660

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—		—	—	—	—

	Total Offering Amounts					$350,000,000		$51,660

	Total Fees Previously Paid							$—

	Total Fee Offsets							$38,470

	Net Fee Due							$13,190	(7)(8)

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $350,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The warrants covered by this registration statement may be warrants for Class A common stock, preferred stock, depositary shares or debt securities. The registrant may offer warrants separately or together with one or more additional warrants, Class A common stock, preferred stock, depositary shares, or debt securities, or any combination of those securities in the form of units.

(3)	The rights may be issued independently or together with any other security and may or may not be transferable.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in fractional shares of preferred stock and will be evidenced by a depositary receipt.

(5)	The stock purchase contracts consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock or other securities at a future date or dates. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a purchase contract and either shares of Class A common stock, shares of preferred stock, the registrant’s debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

(6)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of Class A common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(7)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(8)	The registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on June 30, 2021 (File No. 333-257567), which was declared effective on July 13, 2021 (the “Prior Registration Statement”), that registered an aggregate of $500,000,000 of an indeterminate number of securities to be offered by the registrant from time to time. The registrant paid a filing fee of $54,550 in connection with such registration. In connection therewith, $352,609,269 of the securities remain unsold, leaving $38,470 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the registrant is using $38,470 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $13,190 is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Hycroft Mining Holding Corporation	S-3	333-257567	June 30, 2021		$38,470	Unallocated (Universal) Shelf		(1)	Unallocated (Universal) Shelf	$352,609,269
Fee Offset Sources	Hycroft Mining Holding Corporation	S-3	333-257567		June 30, 2021							$13,190

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $38,470, which represents the portion of the registration fee previously paid (after offset) with respect to $352,609,269 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.